Exhibit 10.58

WAIVER AND AMENDMENT NUMBER ONE TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Waiver and Amendment Number One to Amended and Restated Loan and Security Agreement (“Amendment”) is entered into as of June 27, 2005, by and between COMERICA BANK (“Bank”) and ASYST TECHNOLOGIES, INC., a California corporation (“Borrower”), in light of the following:

     A. Borrower and Bank have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of May 15, 2004 (as amended from time to time, the “Loan Agreement”).

     B. In connection with the Loan Agreement, Borrower and Bank have entered into various other agreements (such agreements, together with the Loan Agreement, are collectively referred to herein as the “Loan Documents”).

     C. Borrower and Bank desire to waive compliance with certain terms of the Loan Agreement and amend the Loan Agreement to increase the Committed Revolving Line to up to $40,000,000 and amend certain other terms, all as provided for and on the conditions set forth in this Amendment.

     NOW, THEREFORE, Borrower and Bank hereby amend and supplement the Loan Agreement as follows:

1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Loan Agreement, unless otherwise specifically defined herein.

2. WAIVER. Bank hereby waives compliance with Sections 6.2, 7.4 and 8.2 of the Loan Agreement with respect only to the Indebtedness of Asyst Shinko, Inc., which waiver shall be effective from May 14, 2004 through and including June 30, 2005.

3. AMENDMENTS.

     (a) Section 6.7(b) of the Loan Agreement is hereby amended to read as follows:

     (b) Minimum Liquidity. Maintain as of the Closing Date and at all times thereafter a balance of cash and Cash Equivalents held in the United States of at least $40,000,000, certified by Borrower to Bank quarterly (or monthly in the Borrowing Base Certificate to delivered under Section 6.2(a) hereof if any Obligations are outstanding), of which at least $20,000,000 shall be held in checking, money market or other accounts maintained at Bank, measured daily.

     (b) The definition of “Committed Revolving Line” set forth in Exhibit A to the Loan Agreement is hereby amended to read as follows:

“Committed Revolving Line” means a credit extension of up to $40,000,000, determined as follows: the amount of the Committed Revolving Line shall equal the sum of $25,000,000 plus the positive difference, if any, of (a) $65,000,000 less (b) the aggregate funded and available Indebtedness of Borrower’s Subsidiary Asyst Shinko, Inc.

     (c) Clause (i) of the definition of “Permitted Indebtedness” set forth in Exhibit A to the Loan Agreement is hereby amended to read as follows:

(i) Indebtedness of Borrower’s Subsidiaries other than Asyst Shinko, Inc. (“ASI”) not to exceed $25,000,000 in the aggregate and, in the case of ASI, not to exceed $65,000,000, which limit regarding ASI shall be reduced to $40,000,000 effective November 30, 2005 (in each case, whether or not repayment in the individual or aggregate of any such Indebtedness is guaranteed by Borrower);

     (d) Clause (f) of the definition of “Permitted Transfer” set forth in Exhibit A to the Loan Agreement is hereby amended to read as follows:

(f) Transfers from Borrower to any Subsidiary not greater than $15,000,000 in any fiscal year;

     (e) The definition of “Revolving Maturity Date” set forth in Exhibit A to the Loan Agreement is hereby amended to read as follows:

“Revolving Maturity Date” means July 30, 2007.

     (f) Exhibit D (Borrowing Base Certificate) to the Loan Agreement is hereby amended and replaced with Exhibit D attached to this Amendment.

4. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Bank that all of Borrower’s representations and warranties set forth in the Loan Agreement are true, complete and accurate in all material respects as of the date hereof (after giving effect to the waiver amendments provided herein).

5. NO DEFAULTS. Borrower hereby affirms to Bank that no Event of Default has occurred and is continuing as of the date hereof (after giving effect to the waiver amendments provided herein).

6. CONDITION PRECEDENT AND SUBSEQUENT. The effectiveness of this Amendment is expressly conditioned upon the receipt by Bank of an executed copy of this Amendment. As a condition subsequent to the effectiveness hereof, Borrower shall deliver to Bank a Corporate Resolution to Borrow ratifying the execution and delivery of this Amendment within 30 days of the date hereof.

7. COSTS AND EXPENSES. Borrower shall pay to Bank all of Bank’s out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

8. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Loan Agreement, as amended and supplemented hereby, shall remain in full force and effect.

9. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original. All such counterparts, taken together, shall constitute but one and the same Amendment. This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

COMERICA BANK

By:	/s/ Stephanie Karic

Title:	Vice President

ASYST TECHNOLOGIES, INC., a California corporation

By:	/s/ Stephen S. Schwartz

Stephen S. Schwartz

Title:	Chief Executive Officer, President

By:	/s/ Robert J. Nikl

Robert J. Nikl

Title:	Chief Financial Officer, Senior Vice President

EXHIBIT D

BORROWING BASE CERTIFICATE

Borrower: Asyst Technologies, Inc.
Lender: Comerica Bank
Commitment Amount: Up to $40,000,000*

ACCOUNTS RECEIVABLE
1. U.S. Billed Accounts Receivable Book Value as of ___		$

2. Eligible Foreign Accounts Receivable Book Value as of ___		$

3. Additions (please explain on reverse)		$

4. TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
5. Amounts over 90 days from invoice date	$

6. Accounts where 50% over 90 days from invoice date	$

7. Concentration Limits	$

8. Accounts with foreign account debtors which are not Eligible Foreign Accounts	$

9. Governmental Accounts	$

10. Contra Accounts	$

11. Demo Accounts	$

12. Intercompany/Employee Accounts	$

13. Disputed/Doubtful/Other (please explain on reverse)	$

14. TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$

15. Total Eligible Accounts (#4 minus #14)		$

16. LOAN VALUE OF ACCOUNTS (80% of #15)		$

BALANCES
17. Maximum Loan Amount* [Insert applicable amount]		$	,000,000

18. Total Funds Available [Lesser of (a) #17 or (b) #16+#23]		$

19. Present balance owing on Line of Credit		$

20. RESERVE POSITION (#18 minus #19)		$

$

MINIMUM LIQUIDITY; DEPOSITS
21. Total Domestic Cash and Cash Equivalents [$40 million required]		$

22. Total Cash and Cash Equivalents at Bank [$20 million required]		$

23. Deposits at Bank		$

*Subject to determination of the Committed Revolving Line under the Amended and Restated Loan and Security Agreement

The undersigned represents and warrants, on behalf of the Borrower and acting in the indicated position and capacity, that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Amended and Restated Loan and Security Agreement between the undersigned and Comerica Bank.

ASYST TECHNOLOGIES, INC.

By:

Authorized Signer